                                  SCHEDULE 14A
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

         Filed by the Registrant /x/

         Filed by a Party other than the Registrant / /

         Check the appropriate box:

         / / Preliminary Proxy Statement

                                                    / / Confidential, for Use of
                                                        the Commission Only (as
                                                        permitted by Rule 14a-
                                                        6(e)(2))

         /X/ Definitive Proxy Statement
         / / Definitive Additional Materials
         / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           VIDEOLAN TECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

         / / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
         / / $500 per each party to the controversy pursuant to Exchange Act
             Rule 14a-6(i)(3).
         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
             0-11.

             (1) Title of each class of securities to which transaction applies:

                                  Common Stock

             (2) Aggregate number of securities to which transaction applies:
                                       N/A

             (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                       N/A

             (4) Proposed maximum aggregate value of transaction:
                                       N/A

             (5) Total fee paid:
                                       N/A


             /X/ Fee paid previously with preliminary materials.
                                     $125.00

             / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

             (1) Amount Previously Paid:

             (2) Form, Schedule or Registration Statement No.:

             (3) Filing Party:

             (4) Date Filed:

                          VIDEOLAN TECHNOLOGIES, INC.

                                 July 18, 1997

To Our Stockholders:

     On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of VideoLan Technologies, Inc. (the 'Company').

     As shown in the formal notice enclosed, the meting will be held at 10:00 a.m. (EDT) on August 21, 1997 at the Harborside Hyatt Conference Center & Hotel, 101 Harborside Drive, Boston, Massachusetts.

     When I last reported to you in February, I indicated the considerable progress the Company had made through that period. Since the last letter, we have completed our management team by filling in the one remaining key opening. Mr. Leon Pierhal has joined the Company as Senior Vice President of Sales and Marketing. Mr. Pierhal brings extensive experience in the video conferencing field and was formerly Vice President of one of our sub- system suppliers. He knows our industry, our customers, and our product.

     We have just completed the acquisition of the assets of ImageLink, Inc. This acquisition provides us with a considerably expanded sales and sales support organization. This company had in place a large reseller organization well-trained in the sales and support of video conferencing products. ImageLink is also the primary distributor of the Bitfield codec, a major component of most video conferencing systems. The two technologies are very complimentary and will now provide our customers with one of the broadest ranges of video conferencing products in the industry. As a result of the acquisition, we anticipate receiving several significant contracts for both VideoLan and ImageLink products in the near future.

     In addition to these pending contracts, we have successfully completed the initial installation of our system on the desks of six generals at the Pentagon. We have been informed that an order for seven additional generals will be entered shortly. The next stage of the contract is a potential to equip up to forty Pentagon colonels with similar equipment.

     In order to further improve our market penetration, we have announced a series of upwardly compatible systems, starting as low as $999 per position. We have recently installed a showcase system at Time, Inc.

      We continue to receive positive feedback from our existing installations and are presently in negotiations with several universities, hospitals and military bases for additional installations.

     The management of the Company continues to believe strongly that the best interests of the stockholders are met by aggressively marketing its product to a variety of vertical niche markets. We have developed a strong, highly motivated engineering and sales organization. In this fast moving market, today's technology is yesterday's product. We must and are continually providing feature enhancements, improved capability, greater reliability and lower costs to our customers. The technology developed in this Company a year ago has long since been over taken by newer, better and easier to use products. I believe we have one of the finest engineering and sales organizations for a company of our size. Their continued dedication is what will make this Company successful. I look forward to the opportunity of introducing the members of my staff to you at the Annual Meeting of Stockholders of VideoLan Technologies, Inc.

     It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.


                                          Sincerely,

                                          JACK SHIRMAN
                                          Chief Executive Officer

                          VIDEOLAN TECHNOLOGIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 21, 1997

TO THE STOCKHOLDERS OF VIDEOLAN TECHNOLOGIES, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the 'Annual Meeting') of VideoLan Technologies, Inc., a Delaware corporation (the 'Company'), will be held on Thursday, August 21, 1997, at 10:00 a.m. (EDT), at the Harborside Hyatt Conference Center & Hotel, Boston, Massachusetts, for the purposes of considering and acting upon the following:

     (1) the election of four directors;

     (2) the adoption of an amendment to the Company's Certificate of Incorporation to cause a one-for-eight reverse stock split of the Company's common stock;

     (3) the adoption of the 1997 Employee Stock Purchase Plan;

     (4) the ratification of the appointment of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending December 31, 1997; and

     (5) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors recommends that stockholders vote, according to their voting rights, 'FOR' the nominees for the directorships and further recommends that stockholders vote 'FOR' the other agenda items above.

     Abstentions and 'broker non-votes' are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     Only stockholders of record at the close of business on July 11, 1997, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The Annual Meeting may be adjourned from time to time without notice other than by announcement. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, during the ten days prior to the Annual Meeting, at the Company's headquarters located at 11403 Bluegrass Parkway, Suite 400, Louisville, Kentucky 40299.

                                          By Order of the Board of Directors

                                          STEVEN B. ROTHENBERG
                                          Secretary

Louisville, Kentucky
July 18, 1997

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING,

REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, IN ORDER THAT A QUORUM MAY BE ASSURED. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED BY THE SENDER IF MAILED WITHIN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED. THE PROXY SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS REGISTERED.

                          VIDEOLAN TECHNOLOGIES, INC.
                       11403 BLUEGRASS PARKWAY, SUITE 400
                           LOUISVILLE, KENTUCKY 40299

                      -----------------------------------
                                PROXY STATEMENT
                      -----------------------------------

                      1997 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of VideoLan Technologies, Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors of the Company (the 'Board of Directors') for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (EDT) on August 21, 1997, at the Harborside Hyatt Conference Center & Hotel, Boston, Massachusetts, and any adjournment or adjournments thereof (the 'Annual Meeting'), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the attached Notice of Annual Meeting of Stockholders, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1996 are first being sent to stockholders of the Company on or about July 18, 1997.

     The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on July 11, 1997 (the 'Record Date'). On the Record Date, there were issued and outstanding 18,050,398 shares of the Company's common stock, $0.01 par value (the 'Common Stock'). All of such shares are of one class with equal voting rights. Presence in person or by proxy of holders of 9,025,199 shares of Common Stock will constitute a quorum at the Annual Meeting.

     A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented will be voted FOR the election of four persons nominated herein as directors, for Item 2 described herein, for Item 3 described herein, for Item 4 described herein, and at the discretion of the persons who are named in the accompanying form of proxy with respect to such other matters as may properly come before the Annual Meeting.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Thus, an abstention from voting on a matter has the same legal effect as a vote 'against' the matter, even though the stockholder may interpret such action differently. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Each proxy granted may be revoked by the person granting it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting, except as to any matter upon which, prior to such revocation, a vote has been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

OWNERSHIP OF EQUITY SECURITIES

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the Company's current directors, (iii) each of the Company's executive officers, and
(iv) all directors and executive officers of the

Company as a group. Unless indicated otherwise, the Company believes that each person named below has the sole power to vote and dispose of the shares of Common Stock beneficially owned by such person.

                                                                                NUMBER OF SHARES
NAME AND ADDRESS                                                              BENEFICIALLY OWNED(1)    PERCENT OF TOTAL
---------------------------------------------------------------------------   ---------------------    ----------------
Video & Communications Solutions, Inc......................................        4,000,000(2)              22.2%
Ted Ralston(3).............................................................           1,100,000               6.1%
Jack Shirman...............................................................                0(4)                 *
Steven B. Rothenberg.......................................................           61,500(5)                 *
Peter Beck.................................................................           50,020(6)                 *
John R. Glankler...........................................................           45,000(7)                 *
Norman Barkeley............................................................                   0                 *
Executive Officers and Directors as a Group (5 persons)....................             156,520                 *

------------------
 * Less than 1%

(1) Does not include shares subject to options which are not exercisable and will not become exercisable within 60 days of July 18, 1997.

(2) Includes 3,000,000 shares of Common Stock which are subject to cancellation if the Company does not achieve certain sales objectives. The address of Video & Communications Solutions, Inc. is 3100 Arapahoe Drive, Suite 503, Boulder, Colorado 80303.

(3) The address of Mr. Ted Ralston is 1941 S. Kemp, Lima, Ohio 45806.


(4) Mr. Shirman was granted options for 100,000 shares of Common Stock exercisable on September 25, 1997. These options were exchanged on January 23, 1997, for options for 82,000 shares of Common Stock. The newer options vest at a later date than the prior options. The address for Mr. Shirman is 11403 Bluegrass Parkway, Suite 400, Louisville, Kentucky 40299.

(5) In 1995, Mr. Rothenberg was granted options for 100,000 shares of Common Stock exercisable within 60 days of July 18, 1997. These options were exchanged on January 23, 1997 for options for 82,000 shares of Common Stock of which 61,500 are exercisable within 60 days of July 18, 1997. The address for Mr. Rothenberg is 11403 Bluegrass Parkway, Suite 400, Louisville, Kentucky 40299.

(6) In 1995, Mr. Beck was granted options for 75,000 shares of Common Stock exercisable within 60 days of July 18, 1997. Mr. Beck exercised 14,000 options in 1996. The remaining 61,000 options were exchanged on January 23, 1997 for options for 50,020 shares of Common Stock exercisable within 60 days of July 18, 1997. The address for Mr. Beck is 11403 Bluegrass Parkway, Suite 400, Louisville, Kentucky 40299.

(7) Represents 25,000 shares of Common Stock owned by record and 20,000 other shares of Common Stock subject to options exercisable within 60 days of July 18, 1997. The address of Mr. Glankler is 1300 Courthouse Plaza NE, Dayton, Ohio 45402.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)

NOMINEES

     In accordance with the Company's By-Laws, the Board of Directors has fixed the number of directors at four. Accordingly, four persons will be elected to the Board of Directors at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at a meeting at which a quorum is present. 'Plurality' means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by withholding authority or broker non-vote) have no impact in the election of directors, except to the extent the failure to vote for the individual results in another individual receiving a larger number of votes.

     The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the four persons named below to the Board of Directors. In the event that any of such persons is unable to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote for a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by stockholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to continue to serve as a director, if elected.

     The business experience of each of the foregoing director nominees, during the past five years, is as follows:

     Jack Shirman, age 62, became a member of the Board of Directors when he became Chief Executive Officer of the Company on September 30, 1996. From 1988 until 1996, Mr. Shirman served as Corporate Vice President and Group President of Dynatech Corporation, a designer and manufacturer of a diversified line of instruments, equipment, and software used to support voice, data, and video communications. Prior to such time, Mr. Shirman served as President and Chief Executive Officer of Telco Systems, Inc., a manufacturer of fiber optic and customer premise transmission equipment. Mr. Shirman received his BS and MS degrees in Electrical Engineering from Cornell University, and his MBA from the Rochester Institute of Technology.

     Steven B. Rothenberg, age 51, has been Vice President Finance, Chief Financial Officer, and Treasurer of the Company since September 1995. In January 1996, he was elected to the Board of Directors and elected Corporate Secretary. During the two year period prior to joining the Company, Mr. Rothenberg was a financial consultant to the telecommunications industry. From 1992 to 1994, Mr. Rothenberg was Chief Financial Officer of H2O Plus, L.P., a specialty retailer in the cosmetics and skincare business. From 1988 to 1991, Mr. Rothenberg was Chief Financial Officer of Ellesse USA, a subsidiary of Reebok International, Ltd. In addition, Mr. Rothenberg has held senior financial management positions with Warner Communications, Inc., Revlon Inc., and Ernst and Young, LLP. Mr. Rothenberg received a BS in accounting and finance from The American University.

     Norman Barkeley, age 65, became a member of the Board of Directors on March 20, 1997. Mr. Barkeley is the Chairman of Ducommun Incorporated, a New York Stock Exchange company ('Ducommun'). Ducommun is a manufacturer of components and assemblies for the aerospace and wireless telecommunications industries. Mr. Barkeley has been with Ducommun since 1988. Prior to joining Ducommun, Mr. Barkeley had 30 years experience with Lear Siegler, Inc., a manufacturer of aerospace, automotive, and commercial industrial products and attained the positions of Chairman and Chief Executive Officer in 1986. Mr. Barkeley received his bachelor's degree from Michigan State University.

     John R. Glankler, age 39, has been a director of the Company since August 1995. He has been associated with the law firm of Sebaly, Shillito & Dyer, a Legal Professional Association ('Sebaly, Shillito & Dyer'), Dayton, Ohio, since April 1, 1995, and has been a shareholder and director of Sebaly, Shillito & Dyer since July 1, 1996. For more than five years prior to April 1995, Mr. Glankler was associated with another law firm in Ohio. Mr. Glankler obtained a BA in economics from Duke University and a JD from the University of Cincinnati.

     All directors hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Directors are elected annually.

     The Board of Directors held 12 meetings during 1996. In addition, from time to time during the year, the members of the Board of Directors acted by unanimous written consent. All of the members of the Board of Directors attended at least 75% of the meetings of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a Compensation Committee and an Audit Committee. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding salaries, incentive compensation and stock option grants for officers, employees and directors of the Company. The current members of the Compensation Committee are John R. Glankler and Norman Barkeley. The Audit Committee reviews the results and scope of the Company's audits and other services provided by the Company's independent auditors and approves the selection of the auditors. The current members of the Audit Committee are John
R. Glankler and Norman Barkeley.

EXECUTIVE COMPENSATION

     Summary of Compensation in 1996. The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the executive officers of the Company whose salary and bonus exceeded $100,000 during the year ended December 31, 1996 ('Named Executive Officers').

                              ANNUAL COMPENSATION

                                                                                                   LONG TERM
                                                                                              COMPENSATION AWARDS
                                                                                         -----------------------------
                                                                                         SECURITIES
                     NAME                                                  OTHER         UNDERLYING
                     AND                                                  ANNUAL          OPTIONS/        ALL OTHER
              PRINCIPAL POSITION                 YEAR    SALARY($)    COMPENSATION($)     SARS(#)      COMPENSATION($)
----------------------------------------------   ----    ---------    ---------------    ----------    ---------------
Jack Shirman .................................   1996       50,997               --         300,000(2)            --
  (Chief Executive Officer(1))
Ted Ralston ..................................   1996           --               --              --          100,000(5)
  (Interim Chief Executive Officer and           1995       75,000               --         100,000(4)        40,000(6)
  Chairman of the Board(3))
John E. Haines ...............................   1996      178,700               --              --               --
  (Chief Executive Officer(7))                   1995       67,742               --         150,000(8)        30,000(9)
Steven B. Rothenberg .........................   1996      153,333               --          10,000(10)            --
  (Chief Financial Officer)                      1995       24,167               --         100,000(11)        47,467(12)
Peter Beck ...................................   1996      106,250          241,494(13)      10,000(10)            --
  (Vice President Market Development)            1995       69,421               --          75,000(14)            --
Vernon L. Jackson(15) ........................   1996      235,767               --              --               --
  (President)                                    1995      166,250               --         375,000(16)            --


------------------
 (1) Mr. Shirman became Chief Executive Officer of the Company on September 30, 1996.

 (2) Reflects options to purchase shares of Common Stock at $6.12 per share granted on September 27, 1996. The options were exercisable as follows:
     100,000 on September 27, 1997, 100,000 on September 27, 1998, 50,000 on
     September 27, 1999, and 50,000 on September 27, 2000. These options were exchanged on January 23, 1997 for options for 246,000 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

 (3) From January 1996 until September 30, 1996, Mr. Ralston was serving as the interim Chief Executive Officer at the request of the Board of Directors. Mr. Ralston did not receive a salary for this position. Mr. Ralston resigned as Chairman of the Board of Directors and as a director in January 1997.

 (4) Reflects options to purchase shares of Common Stock at $2.00 per share granted on March 1, 1995. These options were not exercisable until the Company had cumulative net income before income taxes of $1,000,000. These options were canceled pursuant to Mr. Ralston's resignation as Chief Executive Officer in September 1995.

 (5) Reflects consulting fees paid to Mr. Ralston for the period January 1, 1996 to December 31, 1996 pursuant to a consulting agreement with the Company. This consulting agreement required Mr. Ralston to provide at least thirty hours of service per week and provided for a monthly payment to Mr. Ralston of $10,000 in consideration of his performance of services.

 (6) Reflects consulting fees paid to Mr. Ralston for the period September 1, 1995 to December 31, 1995 pursuant to a consulting agreement with the Company. This consulting agreement required Mr. Ralston to provide at least thirty hours of service per week and provided for a monthly payment to Mr. Ralston of $10,000 in consideration of his performance of services.

 (7) Mr. Haines' employment as Chief Executive Officer ceased in January 1996, however, pursuant to his severance agreement with the Company, he received $15,625 per calendar month through September 24, 1996.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

 (8) Reflects options to purchase shares of Common Stock at $3.00 per share granted on August 18, 1995. Such options are exercisable semi-annually over a 30 month period in five equal installments. All options were granted to Mr. Haines as part of his severance agreement. These options vested as of his severance date, January 17, 1996.

 (9) Reflects consulting fees paid to Mr. Haines for the period of June 1, 1995 to August 31, 1995.

(10) Reflects options to purchase shares of Common Stock at $9.875 per share granted on August 9, 1996. 50% of these options were to become exercisable on August 9, 1996 and the remaining 50% were to become exercisable on August 9, 1998. These options were exchanged on January 23, 1997 for options for 8,200 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(11) Reflects options to purchase shares of Common Stock at $3.00 per share granted on August 23, 1995. The options were exchanged on January 23, 1997 for options for 82,000 shares of Common Stock at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(12) Reflects consulting fees paid to Mr. Rothenberg during 1995.

(13) Reflects proceeds received by Mr. Beck from the sale of shares obtained upon the exercise of 14,000 options.

(14) Reflects options to purchase shares of Common Stock at $2.00 per share granted on April 17, 1995. These options were exercisable on October 18, 1995. Mr. Beck exercised 14,000 of these options in 1996 and the remaining 61,000 options were exchanged on January 23, 1997 for options for 50,020 shares of Common Stock at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(15) Mr. Jackson's employment with the Company ceased in December 1996.

(16) Reflects options to purchase shares of Common Stock at $2.00 per share granted on March 1, 1995. 187,500 of these options are not exercisable until the Company has cumulative net income before income taxes of $1,000,000. The options were canceled pursuant to Mr. Jackson's resignation as President in August 1995.

     Stock Options. The following table sets forth certain information regarding option grants to Named Executive Officers during the year ended December 31, 1996.

                                                                            % OF TOTAL
                                                                             OPTIONS
                                                                            GRANTED TO       EXERCISE OR
                                                              OPTIONS      EMPLOYEES IN         BASE          EXPIRATION
NAME                                                        GRANTED(#)     FISCAL YEAR      PRICE ($/SH)         DATE
---------------------------------------------------------   -----------    ------------    ---------------    ----------
Jack Shirman.............................................       300,000(1)     30.6%           $ 6.12           9/26/01
Ted Ralston..............................................             0           0              0                    0
John E. Haines...........................................             0           0              0                    0
Steven B. Rothenberg.....................................        10,000(2)      1.1%           $ 9.875           8/8/01

Peter Beck...............................................        10,000(2)      1.1%           $ 9.875           8/8/01
Vernon L. Jackson........................................             0           0              0                    0

------------------
(1) Reflects options to purchase shares of Common Stock at $6.12 per share granted on September 27, 1996. The options were exercisable as follows:
    100,000 on September 27, 1997, 100,000 on September 27, 1998, 50,000 on
    September 27, 1999 and 50,000 on September 27, 2000. These options were exchanged on January 23, 1997 for options for 246,000 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(2) Reflects options to purchase shares of Common Stock at $9.875 per share granted on August 9, 1996. 50% of these options were to become exercisable on August 9, 1998 and the remaining 50% were to become exercisable on August 9, 1999. These options were exchanged on January 23, 1997 for options for 8,200 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table provides information relating to the number and value of stock options held by the Named Executive Officers at December 31, 1996. Except as noted below, the Named Executive Officers did not exercise any stock options during 1996.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                           OPTIONS/SARS AT FY-END          IN-THE-MONEY OPTIONS/SARS
                                                                    (#)                           AT FY-END($)
                                                        ----------------------------      ----------------------------
NAME                                                    EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
-----------------------------------------------------   -----------    -------------      -----------    -------------
Jack Shirman.........................................             0         300,000(1)              0               0
Ted Ralston..........................................             0         100,000(2)              0               0
John E. Haines.......................................       100,000(3)            0                 0               0
Steven B. Rothenberg.................................        75,000(4)       35,000(4)(5)           0               0
Peter Beck...........................................        61,000(6)       10,000(7)              0               0
Vernon L. Jackson....................................             0               0                 0               0

------------------
(1) Reflects options to purchase shares of Common Stock at $6.12 per share granted on September 27, 1996. The options were exercisable as follows:
    100,000 on September 27, 1997, 100,000 on September 27, 1998, 50,000 on
    September 27, 1999 and 50,000 on September 27, 2000. These options were exchanged on January 23, 1997 for options for 246,000 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(2) Reflects options to purchase shares of Common Stock at $2.00 per share granted on March 1, 1995. These options were not exercisable until the Company had cumulative net income before income taxes of $1,000,000. These options were canceled pursuant to Mr. Ralston's resignation as Chief Executive Officer in September 1995.

(3) Reflects options to purchase shares of Common Stock at $3.00 per share granted pursuant to Mr. Haines' severance agreement on January 17, 1996.

(4) On August 23, 1995 Mr. Rothenberg was granted 100,000 options to purchase shares of Common Stock at $3.00 per share. The options were exchanged on January 23, 1997 for options for 82,000 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(5) 10,000 of these options are options to purchase shares of Common Stock at $9.875 per share granted on August 9, 1996. 50% of these options were to become exercisable on August 9, 1998 and the remaining 50% were to become exercisable on August 9, 1999. These options were exchanged on January 23, 1997 for options for 8,200 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

(6) In 1995, Mr. Beck was granted options for 75,000 shares of Common Stock exercisable at $2.00 per share. Mr. Beck exercised 14,000 options in 1996 and sold the shares for proceeds in the amount of $241,494. The remaining 61,000 options were exchanged on January 23, 1997 for options for 58,020 shares at an exercise price of $1.56. The newer options vest at a later date than the price options.

(7) Reflects 10,000 options to purchase shares of Common Stock at $9.875 per share granted on August 9, 1996. 50% of these options were to become exercisable on August 9, 1998, and the remaining 50% were to become exercisable on August 9, 1999. These options were exchanged on January 23, 1997 for options for 8,200 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options.

EMPLOYMENT AND CONSULTING AGREEMENTS

     On April 17, 1995, the Company entered into a three-year employment agreement with Peter Beck to serve as Chief Operating Officer of the Company at an annual salary of $60,000. Mr. Beck's annual salary was increased to $100,000 annually on August 17, 1995. Mr. Beck also received options to purchase 75,000 shares of Common Stock pursuant to a stock option agreement. Mr. Beck exercised 14,000 options in 1996. Under his employment agreement, Mr. Beck is required to devote his full time and attention to the Company. Mr. Beck's employment agreement contains a confidentiality provision as well as a noncompetition provision which prohibits Mr. Beck from competing with the Company during the term of his employment agreement and for two years thereafter. Pursuant to the terms of Mr. Beck's employment agreement, the Company is obligated to pay

Mr. Beck severance in the amount of three months' salary plus one month's salary for each full year that Mr. Beck is employed by the Company prior to his termination, if Mr. Beck's termination is due to death or disability or if Mr. Beck's termination is other than for cause.

     On September 1, 1995, the Company entered into a two-year consulting agreement with Ted Ralston, the Company's Chairman of the Board at the time. Effective on the same date, Mr. Ralston resigned as Chief Executive Officer and Treasurer of the Company, and his previous employment agreement was terminated. Mr. Ralston's consulting agreement required him to provide at least 30 hours of service per week and provided for a monthly payment to Mr. Ralston of $10,000 in consideration of his performance of services. The agreement was terminated in January 1997.

     On September 1, 1995, the Company entered into a two-year employment agreement with Steven Rothenberg to serve as Vice President Finance, Treasurer, and Chief Financial Officer at an annual salary of $145,000. Pursuant to the terms of Mr. Rothenberg's employment agreement, termination of his employment by the Company for any reason without cause would entitle Mr. Rothenberg to continue to receive his salary for six months. Mr. Rothenberg's employment agreement contains a noncompetition provision which prohibits Mr. Rothenberg from competing with the Company during the term of his employment agreement and for two years thereafter. On February 14, 1997, the Company entered into an agreement with Mr. Rothenberg. The agreement provides that upon a 'change in control' accompanied by a dilution of Mr. Rothenberg's executive power, Mr. Rothenberg may terminate his employment and receive a lump sum severance payment in an amount equal to his then current salary for 24 months in addition to other benefits.

     On January 17, 1996, Mr. John E. Haines' employment as Chief Executive Officer of the Company ceased. As a result of his termination and release agreement with the Company, Mr. Haines received $15,625 per calendar month, prorated for partial months, through September 24, 1996. The termination and release agreement allows Mr. Haines to retain vested options to purchase 150,000 shares of common stock at $3.00 per share granted to him under his consulting agreement. The termination and release agreement also required the Company to register 50,000 of the 150,000 shares on June 20, 1996, and provides Mr. Haines certain piggyback registration rights for the remaining 100,000 options. Upon entering the termination and release agreement, Mr. Haines resigned as a director of the Company.

     On September 27, 1996, Mr. Jack Shirman joined the Company as Chief Executive Officer. His employment contract is for a two-year term. Mr. Shirman's annual base salary is $200,000 with possible bonuses in an amount to be determined at a later date. Mr. Shirman was also granted 300,000 stock options at an exercise price of $6.12 per share. The options were to expire on September 27, 2001. These options were exchanged on January 23, 1997 for options for 246,000 shares at an exercise price of $1.56. The newer options vest at a later date than the prior options. On February 14, 1997, the Company entered into an agreement with Mr. Shirman. The agreement provides that upon a 'change in control' accompanied by a dilution of Mr. Shirman's executive power, Mr. Shirman may terminate his employment and receive a lump sum severance payment in an amount equal to his then current salary for 24 months in addition to other benefits.

     In December of 1996, Mr. Vernon L. Jackson's employment with the Company ceased. Terms of Mr. Jackson's severance have not been resolved.

COMPENSATION OF DIRECTORS

     The Company does not currently compensate directors who are also executive officers of the Company for service on the Board of Directors. Under Company policy, each non-employee director of the Company is entitled to reimbursement of expenses incurred in connection with attending meetings of the Board of Directors. Non-employee directors also receive immediately exercisable options to purchase 10,000 shares of Common Stock, at the then fair market value, on the date of their initial election to the Board of Directors and on each of the first and second anniversary dates of their election to the Board of Directors, if they are re-elected.

                 AMENDMENT OF ARTICLE FOURTH, SECTION 1 OF THE
             CERTIFICATE OF INCORPORATION TO CAUSE A ONE-FOR-EIGHT
                      REVERSE STOCK SPLIT OF COMMON STOCK
                           (ITEM 2 ON THE PROXY CARD)

     At the Annual Meeting, stockholders will be asked to approve a proposed amendment (the 'Amendment') to Article Fourth, Section 1 of the Company's Certificate of Incorporation to effect a one-for-eight reverse stock split (the 'Reverse Split') whereby every eight shares of the Company's currently authorized and outstanding common stock (the 'Old Common Stock') will be exchanged for one share of newly created common stock (the 'New Common Stock'). The Company's 5,000,000 shares of authorized Preferred Stock ('Preferred Stock') will not be affected by the proposed Reverse Split.

     The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation to cause an exchange of each eight shares of Old Common Stock for one share of New Common Stock. The Reverse Split will be accompanied by a reverse split in the number of authorized shares from 80,000,000 shares of Old Common Stock to 10,000,000 shares of New Common Stock. A copy of Article Fourth, Section 1 of the Certificate of Incorporation as it would read following adoption of Amendment is included herewith as Annex A.

DESCRIPTION OF AND REASONS FOR THE PROPOSED AMENDMENT

     The Board of Directors is submitting for one-for-eight reverse split of Common Stock for approval of the stockholders primarily because it believes the Reverse Split would increase the trading price of the Common Stock and thereby enhance the likelihood of generating interest in the Company's stock by more investors and members of the securities brokerage industry. The Board of Directors also believes the Reverse Split would enhance the likelihood for success of any acquisition or refinancing efforts which might be undertaken by the Company. As a result of discussions by the Company's executive officers with members of the brokerage and investment banking industries, the Company has been advised by some members of the investment banking industry that brokerage firms might be more willing to evaluate the Company's securities as a possible investment opportunity for their clients and to act as a market maker in the Company's securities if the price range for the Company's Common Stock were higher. Based upon such discussions, the Company believes that additional interest by the investment community in the Company's stock (which is not assured) might result in a more liquid trading market for the stock and that potential acquisition candidates might be more willing to accept shares of Common Stock if the trading prices were in a higher range and the market for the Common Stock were believed to be less volatile. Although the Company believes that its ability to complete acquisitions or conduct refinancings might be benefitted by the proposed Reverse Split, there can be no assurance that this will occur. At the current time the Company has no agreements for any acquisition offers or financings.

     The Board of Directors believes that the proposed one-for-eight reverse split is advisable to place the Company in a better position to maintain the listing of its Common Stock on The Nasdaq SmallCap Market. To remain eligible for continued listing on The Nasdaq SmallCap Market under current requirements, the Company's Common Stock must maintain a minimum bid price of $1.00 or, as an alternative if the bid price is less than $1.00, maintain capital and surplus of $2,000,000 and a market value of the public float of $1,000,000. However, The Nasdaq Stock Market recently announced proposed rule changes that would, among other proposed changes, eliminate the alternative test and require removal of listed status for any security trading at less than a minimum bid price of $1.00 per share. Bid prices for the Company's Common Stock have been almost continuously less than $1.00 per share since April 1997. As of July 16, 1997, the closing bid price for the Company's Common Stock as quoted by The Nasdaq SmallCap Market was $0.875 per share. There can be no assurance, notwithstanding the Reverse Split, that the Company's Common Stock will remain qualified for listing on The Nasdaq SmallCap Market or on another securities exchange.

     The Board of Directors further believes that low trading prices of the Company's equity securities may have an adverse impact upon the efficient operation of the trading market in the securities. In particular, brokerage firms often charge a greater percentage commission on low-priced shares than that which would be charged on a transaction in the same dollar amount of securities with a higher per share price. A number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company. Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of New Common Stock will be eight times the prices for shares of Old Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with the sale of such odd lots.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the anticipated corresponding increased price per share, will stimulate interest in the Company's post-split Common Stock and possibly promote greater liquidity for the Company's stockholders with respect to those shares held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding after the proposed Reverse Split.

EXCHANGE OF STOCK CERTIFICATE AND DETERMINATION OF NUMBER OF SHARES ISSUABLE UPON SUCH EXCHANGE

     If the Reverse Split is adopted by the stockholders, one share of New Common Stock would be exchanged for each eight shares of Old Common Stock. Shares of New Common Stock may be obtained by surrendering certificates representing shares of Old Common Stock to the Company's transfer agent, Continental Stock Transfer & Trust Co., 2 Broadway, New York, New York 10004 (the 'Transfer Agent'). HOWEVER, THE COMPANY HAS ESTABLISHED NO DEADLINE FOR THE EXCHANGE OF CERTIFICATES, AND THE PRESENT CERTIFICATES OF OLD COMMON STOCK WILL BE EXCHANGEABLE FOR SHARES OF NEW COMMON STOCK AT ANY TIME IN THE FUTURE FOR A FEE TO BE PAID BY THE STOCKHOLDER. To determine the number of shares of New Common Stock issuable to any record holder, the total number of shares represented by certificates issued in the name of that record holder as set forth on the records of the Transfer Agent (on the date upon which the Reverse Split becomes effective) will be divided by eight. The holder will, upon surrender of the share certificate(s) representing shares of Old Common Stock, receive a share certificate representing the appropriate number of shares of New Common Stock. Any fractional share which might result from the Reverse Split will be rounded up to a full share. Holders of certificates of Old Common Stock may transmit their certificates to the Transfer Agent whenever they wish to obtain shares of New Common Stock. The Company will not require any stockholder to exchange his or her certificate(s) of Old Common Stock for New Common Stock. It is anticipated that the Reverse Split will be effected only after stockholder approval and after required notices have been given to the Securities and Exchange Commission, the National Association of Securities Dealers, and Nasdaq. If the necessary stockholder vote is received at Annual Meeting, the Company anticipates that it will seek to effect the Reverse Split as soon thereafter as possible.

EFFECTS OF APPROVAL OF THE REVERSE SPLIT

     General Effects. Theoretically the market price of the Company's Common Stock should increase approximately eight-fold following the proposed Reverse Split. It is hoped that this will result in a price level which will overcome the reluctance, policies and practices of broker-dealers referred to above and increase interest in the Company's securities by investors. However, there can be no assurance that the foregoing will occur or that the per share price level of the New Common Stock immediately after the proposed Reverse Split actually will increase eight-fold or be maintained at the level for any period of time.

     An additional effect of the adoption of the Reverse Split would be a change in the par value of the Company's Common Stock to $.08 per share. The change in par value is not expected to have a material effect upon the Company and its stockholders. Par value represents the minimum consideration which may be received by the Company for the issuance of a share of Common Stock.

     The following table illustrates the effects of the proposed Reverse Split and increase in the authorized shares of Common Stock on authorized and outstanding numbers of shares of Common Stock:

                              NUMBER OF SHARES OF                                  PRIOR TO PROPOSED    AFTER PROPOSED
                                  COMMON STOCK                                       REVERSE SPLIT      REVERSE SPLIT
--------------------------------------------------------------------------------   -----------------    --------------
Authorized......................................................................       80,000,000         10,000,000
Outstanding.....................................................................       18,050,398          2,256,300
Available for future issuance...................................................       61,949,602*         7,743,700*
Percent of authorized available for future issuance.............................             77.4%              77.4%

------------------
* Includes shares reserved for issuance upon the exercise of outstanding options, warrants and convertible Preferred Stock.

     Effects on Voting Rights and Other Rights Attributable to Common
Stock. The voting rights and other rights attributable to Common Stock will not be altered by the Reverse Split. Except for the rounding up of fractional shares (which will result in only minor adjustments), the proposed Reverse Split will not affect any stockholder's proportionate equity interest in the Company. The only effect of the Company's financial statements will be a reclassification of the capital accounts on the Company's balance sheet and a recalculation of loss per share and weighted average shares outstanding as if the Reverse Split had occurred on the first day of each period presented.

     Effect Upon Outstanding Options and Warrants. In connection with the Reverse Split, all outstanding options and warrants will be adjusted so that the number of shares issuable upon the exercise of such outstanding options or warrants will be decreased in proportion for the one-for-eight reverse split, and the exercise price per share under such outstanding options and warrants will be rounded up to the nearest whole share and no cash payment will be made in respect of any fractional share.

     In particular, as a result of the Reverse Split, the Company will make adjustments in the number of shares granted and reserved under the Company's

1995 Stock Option Plan. This plan provides that the number of shares granted and reserved thereunder is to be adjusted appropriately to give effect to any recapitalization such as a Reverse Split. Adoption of the Reverse Split would require adjustments in the outstanding options granted under the 1995 Stock Option Plan which would decrease the number of shares issuable upon exercise of the options and increase the exercise price per share by a factor of eight. If the Reverse Split is approved, the number of shares reserved for issuance under the existing 1995 Stock Option Plan will be decreased from 2,000,000 to 250,000 shares.

     Effect on Preferred Stock. The Company also has outstanding 5,500 shares of Preferred Stock which are convertible into Common Stock of the Company. Under the terms of the Company's Certificate of Incorporation, the number of shares of Common Stock issuable upon conversion of the Preferred Stock will be decreased in proportion to the one-for-eight reverse split, and the conversion price per share will be proportionately increased.

     Federal Income Tax Consequences. A summary of the federal income tax consequences of the proposed Reverse Split is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. Accordingly, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEIR INDIVIDUAL TAX STATUS.

     1. The proposed Reverse Split will not be a taxable transaction to the Company.

     2. A stockholder will not recognize any gain or loss as a result of the Reverse Split.

     3. The aggregate tax basis of a stockholder's New Common Stock will equal the aggregate tax basis of the stockholder's shares of Old Common Stock. The holding period of the New Common Stock generally will include the holding period of the stockholder's Old Common Stock, provided the shares of Old Common Stock were capital assets in the hands of such stockholder.

VOTES REQUIRED

     The affirmative vote for the majority of the outstanding shares entitled to vote thereon at the Annual Meeting will be required to adopt the proposed amendment to Article Fourth, Section 1 of the Certificate of Incorporation. The Board of Directors recommends a vote FOR approval of Item 2.

                 ADOPTION OF 1997 EMPLOYEE STOCK PURCHASE PLAN
                           (ITEM 3 ON THE PROXY CARD)

     At the Annual Meeting, stockholders will be asked to approve the 1997 Employee Stock Purchase Plan (the '1997 Plan'). The following summary of the material provisions of the 1997 Plan does not purport to be complete and is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached as Annex B.

PURPOSE OF THE 1997 PLAN

     The purpose of the 1997 Plan is to provide employees of the Company with an opportunity to participate in the growth of the Company and to further identify the interests of the employees with the interests of the Company through the purchase of shares of the Company's Common Stock.

ELIGIBILITY AND PARTICIPATION

     Any employee of the Company whose customary employment is more than twenty hours per week and more than five months in any calendar year (each an 'Eligible Employee' or a 'Participant') may participate in the 1997 Plan during particular offering periods set by the Board of Directors (the 'Offering Period') as long as the Eligible Employee has completed 90 days of employment with the Company. However, an Eligible Employee may not participate in the 1997 Plan if, upon the employee's purchase of the largest amount of shares available to him or her for purchase during a particular Offering Period, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company.

ADMINISTRATION

     The 1997 Plan is administered by the Board of Directors, provided that the Board of Directors may appoint a committee (the 'Committee') to carry out administration of the 1997 Plan. If a Committee is appointed by the Board of Directors, the Board of Directors will have the power set the number of members on the Committee and to add or remove members from the Committee. The act of a majority of the members of the Committee present at any meeting will constitute a valid act of the Committee. Subject to the express terms and conditions of the 1997 Plan, the Committee will have the sole power to (i) construe and interpret the 1997 Plan; (ii) establish, amend or waive rules for its administration; and
(iii) correct any inconsistencies in the 1997 Plan. All determinations and decisions made by the Board of Directors or the Committee pursuant to the provisions of the 1997 Plan will be final, conclusive and binding.

SHARES AVAILABLE UNDER THE 1997 PLAN

     In general, the number of shares of Common Stock reserved for issuance under the 1997 Plan is 1,000,000 shares. If the Reverse Split is approved the number of shares of Common Stock reserved for issuance under the 1997 Plan will be 125,000. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange or other change in the corporate structure of the Company affecting the Common Stock, the Board of Directors will equitably substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the 1997 Plan.

OFFERING PERIOD

     The Board of Directors will, from time to time in its discretion, designate Offering Periods with a duration of up to twelve months, during which time all

Eligible Employees may elect to purchase Common Stock under the 1997 Plan. The Board of Directors may designate a maximum number of shares of Common Stock that may be purchased by each Eligible Employee during the Offering Period or restrict purchases by Eligible Employees to a set percentage of their compensation, provided that no Participant in the 1997 Plan will be eligible to purchase Common Stock with a value in excess of $25,000 in any calendar year. During each Offering Period, each Eligible Employee may elect to purchase Common Stock in accordance with the rules set by the Board of Directors or the Committee for that particular Offering Period.

PAYROLL DEDUCTIONS

     The Committee may, in its discretion, allow Eligible Employees to purchase Common Stock during an Offering Period by payroll deduction. If payroll deduction is available during an Offering Period, an Eligible Employee will signify his or her election to participate in the 1997 Plan for the Offering Period by completing a form provided by the Committee (the 'Election Form') and returning it to the Committee by the date indicated on the Election Form. A Participant's election to have amounts withheld from his or her pay for the purchase of Common Stock during an Offering Period is irrevocable. Furthermore, no interest shall be paid on amounts withheld from a Participant's pay during an Offering Period.

PURCHASE PRICE

     Purchases of Common Stock under the 1997 Plan will occur on the last day of each Offering Period (the 'Purchase Date'). Unless otherwise specified by the Board of Directors, the purchase price (the 'Purchase Price') of each share of Common Stock will be the lesser of:

          (i) 85% of the closing price of the Common Stock on the first day of the Offering Period, or the nearest prior business day on which trading occurred on The Nasdaq SmallCap Market, or

          (ii) 85% of the closing price of the Common Stock on the last day of the Offering Period or the nearest prior business day on which trading occurred on The Nasdaq SmallCap Market.

     If the Common Stock is not admitted to trading on any of the dates in (i) or (ii) above for which closing prices of the Common Stock are to be determined, then the Purchase Price shall be the fair market value of the Common Stock on that date, as determined by the Board of Directors.

FRACTIONAL SHARES

     Fractional shares will not be issued under the 1997 Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Participant promptly after the last day of the Offering Period, without interest.


ISSUANCE OF COMMON STOCK

     The purchase of Common Stock pursuant to the 1997 Plan will be effective as of the Purchase Date and the shares of Common Stock purchased will be deemed outstanding as of such date. Stock certificates will be issued on the Purchase Date, or as soon thereafter as is possible.

TERMINATION OF EMPLOYMENT OR DEATH OF THE PARTICIPANT

     In the event a Participant ceases to be an employee of the Company for any reason, including death, prior to the end of an Offering Period, all amounts deducted from the Participant's pay or otherwise paid by the Participant towards the purchase of Common Stock during the Offering Period and prior to the date of termination shall be used to purchase shares of Common Stock on the next Purchase Date. Notwithstanding the preceding sentence, if a Participant was not an employee of the Company during the 90 day period preceding the Purchase Date, the Company will return all amounts withheld from pay or paid to the Company for the purchase of Common Stock during the Offering Period and no Common Stock will be issued to such Participant or his or her heirs under the 1997 Plan. In the event of a Participant's death, the Common Stock to be issued under the 1997 Plan, if any, and any other rights of the Participant with respect to an Offering Period, will be issued to or exercised by the Participant's surviving spouse, or if the Participant is not survived by a spouse, by the Participant's estate.

ASSIGNMENT

     No Participant may assign or transfer his or her rights under the 1997 Plan to any other person.

AMENDMENT, MODIFICATIONS AND TERMINATION

     Except as specifically provided in the 1997 Plan, the Board of Directors or the Committee may, at any time, amend, modify or terminate the 1997 Plan.

VOTES REQUIRED

     The affirmative vote for the majority of the outstanding shares entitled to vote thereon at the Annual Meeting will be required to adopt the 1997 Plan. The Board of Directors recommends a vote FOR approval of Item 3.

                      SELECTION OF INDEPENDENT ACCOUNTANTS
                           (ITEM 4 ON THE PROXY CARD)

     The Board of Directors has selected, subject to ratification by the stockholders of the Company at the Annual Meeting, the firm of Grant Thornton LLP as the independent accountants for the Company to audit the Company's financial statements for its year ending December 31, 1997. Grant Thornton LLP has served as the independent accountants for the Company since 1995. A representative of Grant Thornton LLP is expected to be present at the Annual

Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

     The affirmative vote for the majority of the outstanding shares entitled to vote thereon at the Annual Meeting will be required to ratify Grant Thornton LLP as the independent accountants for the Company. The Board of Directors is recommends a vote FOR approval of Item 4.

               STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     A stockholder who desires to include a proposal in the proxy material relating to the 1998 Annual Meeting of Stockholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before May 2, 1998, for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to stockholder proposals required to be included in the Company's proxy statement as well as the special notice provisions in the Company's amended and restated By-laws.

                                 OTHER MATTERS

     If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and the Company will reimburse them for their expenses in connection therewith in accordance with the regulations of the Securities and Exchange Commission for sending proxies and proxy materials to the beneficial owners of shares of Common Stock.

     The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Steven
B. Rothenberg, Secretary, VideoLan Technologies, Inc., 11403 Bluegrass Parkway, Suite 400, Louisville, Kentucky 40299.

                                          By Order of the Board of Directors

                                          STEVEN B. ROTHENBERG
                                          Secretary

July 18, 1997

------------------------------------

     Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.

                                                                         ANNEX A

ARTICLE FOURTH, SECTION 1

     1. The aggregate number of shares which the Corporation shall have authority to issue is 15,000,000 of which 10,000,000 shares shall have a par value of $.08 per share and shall be designated 'Common Stock', and 5,000,000 shares shall have a par value of $.01 per share and shall be designated 'Preferred Stock'.

                                                                         ANNEX B

                          VIDEOLAN TECHNOLOGIES, INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                           (EFFECTIVE APRIL 30, 1997)

                               SECTION 1--PURPOSE

     VideoLan Technologies, Inc. (the 'Company') hereby establishes this employee stock purchase plan (the 'Plan') for the benefit of its employees, as set forth below.

     The purpose of this Plan is to provide employees of the Company with an opportunity to participate in the growth of the Company and to further identify the interests of the employees with the interests of the Company through the purchase of shares of the Company's common stock. This Plan is intended to be an employee stock purchase plan under Section 423 of the Code.

                             SECTION 2--DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

     2.1  'Board' means the Board of Directors of the Company.

     2.2 'Common Stock' means the Company's voting common stock, $.01 par value per share.

     2.3 'Code' means the Internal Revenue Code of 1986, as it may be amended from time to time.

     2.4 'Committee' means the committee appointed by the Board, if any, pursuant to Section 6 to administer the Plan. If no Committee has been appointed, Committee shall mean the Board.

     2.5 'Compensation' means the Participant's base salary plus any overtime and commissions, excluding cash bonuses.

     2.6 'Eligible Employee' means any employee of the Company, or any Subsidiary that, with the approval of the Company, has elected to participate in this Plan, whose customary employment is more than twenty hours per week and more than five months in any calendar year.

     2.7 'Offering Period' means an offering period set by the Board pursuant to Section 5.1 during which Eligible Employees may elect to purchase Common Stock under the Plan.

     2.8 'Participant' means an Eligible Employee who has elected to participate in the Plan and who has not ceased participation herein.

     2.9 'Subsidiary' means any entity in which the Company owns directly or indirectly 50% or more of the voting stock, as determined in accordance with

Code Section 424(f).

                    SECTION 3--ELIGIBILITY AND PARTICIPATION

     3.1 Initial Eligibility. An Eligible Employee may participate in the Plan for any Offering Period that begins after the Eligible Employee has completed 90 days of employment with the Company or a participating Subsidiary.

     3.2 Limitation on Eligibility. Notwithstanding Section 3.1, no Eligible Employee may participate in the Plan for an Offering Period if, upon the employee's purchase of the largest amount of shares available to him for purchase during the Offering Period, the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining stock ownership of any employee).

                   SECTION 4--SHARES AVAILABLE UNDER THE PLAN

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.2, the number of shares of Common Stock reserved for issuance under the Plan is 1,000,000 shares. Any shares of Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Common Stock or treasury shares purchased in the open market or in private transactions.

     4.2 Adjustments in Authorized Shares. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, share repurchase, share combination, share exchange or other change in the corporate structure of the Company affecting the Common Stock, the Board shall substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants hereunder. If any of the events referred to above occur, outstanding shares of Common Stock shall be treated like all other shares of Common Stock.

                   SECTION 5--STOCK PURCHASES UNDER THE PLAN

     5.1 Offering Periods. The Board shall, from time to time in its discretion, designate Offering Periods with a duration of up to twelve months, during which all Eligible Employees may elect to purchase stock under the Plan. The Board may designate a maximum number of shares of Common Stock that may be purchased by each Eligible Employee during the Offering Period or restrict purchases by Eligible Employees to a set percentage of Compensation, provided that no Participant shall be eligible to purchase Common Stock with a value in excess of $25,000 in any calendar year. During each Offering Period, each Eligible Employee may elect to purchase Company Stock in accordance with the rules set by the Committee for that offering period.

     5.2 Payroll Deductions. The Committee may, in its discretion, allow Eligible Employees to purchase stock during an Offering Period by payroll deduction. If payroll deduction is available during an Offering Period, an Eligible Employee shall signify his election to participate in the Plan for the Offering Period by completing a form provided by the Committee (the 'Election Form') and returning it to the Committee by the date indicated thereon. A Participant's election to have amounts withheld from his pay for the purchase of Company Stock during an Offering Period shall be irrevocable. No interest shall be paid on amounts withheld from a Participant's pay during an Offering Period.

     5.3 Purchase Price. Purchases of Common Stock under the Plan shall occur on the last day of each Offering Period (the 'Purchase Date'). Unless otherwise specified by the Board when an Offering Period is designated under Section 5.1, the purchase price (the 'Purchase Price') of each share of Common Stock will be the lesser of:

          (i) 85% of the closing price of the Common Stock on the first day of the Offering Period, or the nearest prior business day on which trading occurred, on the Nasdaq SmallCap System, or

          (ii) 85% of the closing price of the Common Stock on the last day of the Offering Period or the nearest prior business day on which trading occurred on the Nasdaq SmallCap System.

     If the Common Stock is not admitted to trading on any of the dates referenced in (i) or (ii) above for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

     5.4 Fractional Shares. Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Participant promptly after the last day of the Offering Period, without interest.

     5.5 Issuance of Common Stock. The purchase of Common Stock pursuant to the Plan will be effective as of the Purchase Date and the shares of Common Stock purchased will be deemed outstanding as of such date. Stock certificates will be issued on the Purchase Date, or as soon thereafter as is possible.

     5.6 Termination of Employment or Death of the Participant. In the event a Participant ceases to be an employee of the Company or a Subsidiary (except in the case of transfer from one of such companies to another) for any reason, including death, prior to the end of an Offering Period, all amounts deducted by the from the Participant's Compensation or otherwise paid to by the Participant toward the purchase of Common Stock during the Offering Period and prior to the date of termination shall be used to purchase shares of Common Stock on the next Purchase Date. Notwithstanding the preceding sentence, if a Participant was not an employee of the Company or a Subsidiary during the 90 day period preceding the Purchase Date, the Company shall return all amounts withheld from pay or paid to the Company for the purchase of Common Stock during the Offering Period and no Common Stock shall be issued to such Participant or his heirs under this Plan. In the event of a

Participant's death, the Common Stock to be issued under this Section 5.6, if any, and any other rights of the Participant with respect to an Offering Period, shall be issued to or exercised by the Participant's surviving spouse, or if the Participant is not survived by a spouse, by the Participant's estate.

                           SECTION 6--ADMINISTRATION

     6.1 Governance. This Plan shall be administered by the Board, provided that the Board may appoint a Committee to carry out its administrative duties under the Plan. If a Committee is appointed by the Board, the following provisions shall apply: The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Writ ten action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

     6.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) establish, amend or waive rules and for its administration; and (iii) correct any inconsistencies in the Plan.

     6.3 Exculpation. No member of the Board or the Committee, nor any officer or employee acting on their behalf, shall be liable for actions, determinations or interpretations made in good faith with respect to the Plan. All members of the Board and the Committee and each officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     6.4 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders, Participants and their estates and beneficiaries.

                        SECTION 7--SECURITIES COMPLIANCE

     It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Securities Exchange Act of 1934, as amended, and the regulations adopted thereunder (collectively, 'Section 16(b)'), the exemption from Kentucky's Short-Swing Profits Statute for certain acquisitions of shares of stock and stock options under certain stock bonus, stock option or similar plans. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b), the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of
Section 16(b).

                            SECTION 8--NO ASSIGNMENT

     No Participant may assign or transfer his rights under the Plan to any other person.

               SECTION 9--AMENDMENT, MODIFICATION AND TERMINATION

     9.1 Right to Amend, Modify and Terminate. Except as provided in Section 9.2, the Board may, at any time, amend, modify or terminate the Plan.

     9.2 Limitations on Amendment, Modification and Termination. The Plan may not be amended, modified or terminated without shareholder approval to the extent such approval is required to meet the conditions for exemption under
Section 16(b) or the requirements of any national securities exchange or system on which the Common Stock is then listed or reported or a regulatory body having jurisdiction with respect thereto.

                         SECTION 10--GENERAL PROVISIONS

     10.1 Not a Contract of Employment. Neither the Plan, nor any action taken under the Plan, shall be construed as conferring upon a Participant any right to continue as an employee of the Company or a Subsidiary.

     10.2 Withholding. The Company shall be entitled to take whatever steps it deems necessary to satisfy its Federal, state and local taxes withholding obligations under applicable law, if any, with respect to the Plan.

     10.3 Governing Law. To the extent not preempted by Federal law, the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules.

     10.4 Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

     10.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     10.6 Not a Shareholder. No person entitled to purchase Common Stock with respect to an Offering Period hereunder will have any rights as a shareholder of the Company with respect to the Common Stock to be purchased during an Offering Period until such person has become the holder of record of such shares of Common Stock on the Company's corporate records.

     10.7  Headings.  The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

                  SECTION 11--EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective on the date (the 'Effective Date') when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board, which vote shall be taken within 12 months of the Effective Date; provided, however, that the Board may designate an Offering Period to begin before shareholder approval is obtained, but no shares of Common Stock may be issued pursuant to such Offering Period prior to the date on which shareholder approval is obtained. The Plan shall begin on the Effective Date and shall continue until all Common Stock authorized for issuance under Section 4 has been issued under the Plan or until the Board terminates the Plan, if sooner.

                          VIDEOLAN TECHNOLOGIES, INC.
                    11403 Bluegrass Parkway, Road, Suite 400
                           Louisville, Kentucky 40299

                     PROXY--ANNUAL MEETING OF SHAREHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, a stockholder of VIDEOLAN TECHNOLOGIES, INC., a Kentucky corporation (the 'Company'), hereby appoints JACK SHIRMAN and STEVEN B. ROTHENBERG and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Harborside Hyatt Conference Center & Hotel, Boston, Massachusetts, on Thursday, August 21, 1997, at 10:00 a.m. (EDT), and at any adjournment thereof.

    The undersigned hereby instructs said proxies of their substitutes:

1. Election of directors:

   / / Vote FOR all nominees listed above      / / WITHHOLD AUTHORITY
       (except those listed below)                 to vote for all nominees
                                                   listed below

   JACK SHIRMAN, STEVEN B. ROTHENBERG, NORMAN BARKELEY AND JOHN R. GLANKLER.
   INSTRUCTION: To withhold authority to vote for any individual nominee strike that nominee's name from the list above.

2. Proposal to adopt Amendment to Certificate of Incorporation to cause a one-for-eight reverse stock split of the Company's common stock.

            / / FOR              / / AGAINST              / / ABSTAIN

3. Proposal for adoption of the 1997 Employee Stock Purchase Plan.

            / / FOR              / / AGAINST              / / ABSTAIN

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN ON THE REVERSE SIDE AND
                                RETURN PROMPTLY.

4. Proposal to ratify the appointment of Grant Thornton LLP as Independent Accountants for the Company for the year ending December 31, 1997.

    / / FOR              / / AGAINST              / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HERETOFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

5. Discretionary Authority: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

  The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated July 18, 1997, and a copy of the Company's Annual Report for the period ended December 31, 1996.

                                     Date:
                                          --------------------------------------

                                     -------------------------------------------
                                                          Signature

                                     -------------------------------------------
                                                   Signature, if held jointly

                                     Please sign exactly as shares are
                                     registered. If shares are held by joint
                                     tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.